EXHIBIT 99.1

OCZ TECHNOLOGY TO ACQUIRE INDILINX CO., LTD
Addition of High Performance Controller Technology and Firmware is Expected to Accelerate Storage Technology Innovation and
Expand Product Portfolio

SAN JOSE, CA—March 14, 2011—OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced it has signed a definitive agreement to acquire Indilinx Co., Ltd, a privately held fabless provider of flash controller silicon and software for SSDs.

Indilinx is headquartered in South Korea and currently sells its line of flash controllers to SSD manufacturers and Tier One OEMs for use in a broad array of products addressing multiple markets, including embedded and industrial as well as laptops and PCs. Indilinx controllers have been deployed within OCZ’s SSD products since December 2008, and are currently featured in the Z-Drive series of PCIe-based SSDs. Indilinx’s technology is expected to enable OCZ to expand its presence into the embedded, hybrid storage, and industrial markets.

OCZ will gain substantial intellectual property from Indilinx including approximately 20 patents and patent applications related exclusively to the business as part of the transaction.  For example, the acquisition is expected to extend OCZ’s capabilities with advanced controller technology including Tinkerbell™, a high performance eMMC 4.4 x controller that replaces SSDs in consumer electronic devices such as smartphones, tablet PCs, GPS units, and netbooks. Tinkerbell improves the user experience in consumer mobile devices for applications such as internet browsing, gaming, social networking applications, emails, and multimedia play.

Following its acquisition by OCZ, Indilinx will continue to produce and supply its line of controller products to SSD manufacturers and OEMs on a global basis. The Indilinx controller business, and its 45 employees, will remain intact under the leadership of Bumsoo Kim, the founder and President of Indilinx, and Hyunmo Chung , Indilinx’s Chief Technology Officer. OCZ will continue its own R&D program to develop new proprietary technologies and products to expand its own solid state drive offerings.

The Indilinx acquisition notwithstanding, OCZ plans to continue utilizing controllers from other manufacturers including long-term partner SandForce, who currently supplies SSD processors for a wide range of the Company’s SSD products including the Vertex 2, Agility 2, RevoDrive, customizable Deneva enterprise drives, and the upcoming Vertex 3 family of SSDs.

“This transaction is an important step in OCZ’s strategy and significantly enhances our ability to capitalize on the worldwide demand for Solid State Disk Drives,” said Ryan Petersen, CEO of OCZ Technology Group. “This combination brings together two organizations that are committed to advancing solid state drive design, and provides a unique opportunity for OCZ to increase both customer and shareholder value as well as expand our reach into embedded markets.”

Under the terms of the agreement, OCZ will acquire Indilinx for approximately $32 million of OCZ common stock. Indilinx shareholders will own approximately 9.5% of the OCZ shares outstanding after issuance of the shares. The transaction has been approved by the board of directors of each company, and is expected to close within 30 days, subject to customary closing conditions, including regulatory approvals. OCZ expects the transaction to become accretive to its earnings per share toward the end of this fiscal year on a non-GAAP basis, excluding acquisition-related expenses, restructuring charges, and amortization of intangibles.

Ryan Petersen, CEO, will be a featured speaker at the Roth Capital 23rd Annual Orange County Growth Stock Conference today at 5:30 pm pacific time. To listen to the presentation and view the accompanying slides, please visit the investor relations events section of OCZ website at www.ocztechnology.com and click on the link provided for the web cast.

Merriman Capital, Inc., a wholly-owned subsidiary of Merriman Holdings, Inc. (Nasdaq:MERR), served as OCZ’s exclusive financial advisor for the transaction.

About Indilinx

Indilinx is a leading technology provider for storage systems based on NAND flash memory. Indilinx products and solutions comprise advanced solid state drive controllers, reference designs, and software which enable the rapid development and deployment of high performance solid state drives. For more information, visit www.indilinx.com.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this press release relate to future events and expectations, including the belief that the transaction will close within 30 days, the expectation that it will accelerate our storage technology innovation, that it will significantly enhance our ability to capitalize on worldwide demand for solid state disk drives, that it will increase customer and stockholder value, that it will expand our reach into embedded markets, that the transaction will become accretive to its earnings per share toward the end of this fiscal year on a non-GAAP basis, excluding acquisition-related expenses, restructuring charges and amortization of intangibles, and, as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the anticipated timing of filings and approvals relating to the acquisition of Indilinx; the satisfaction of other closing conditions; the expected timing of the completion of the acquisition; the ability to successfully integrate the products, services and employees of Indilinx; potential negative impacts from the recent earthquake in Japan; the ability to successfully develop and market new products and services; our ability to maintain other supplier and customer relationships; market acceptance of our products and our ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries we serve, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; our ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and our ability to generate cash from operations, secure external funding for our operations and manage our liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in "Item 1A -- Risk Factors" in Part I in OCZ's Annual Report on Form 10-K filed with the SEC on May 20, 2010 and statements made in other subsequent filings. The filings are available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Contacts:
OCZ Technology Group, Inc.
Bonnie Mott, Investor Relations Manager
408-440-3428
bmott@ocztechnology.com